CONSULTING AGREEMENT
                              --------------------


This Consulting Agreement (the "Agreement") is made and entered into this__ day of May, 2003

BETWEEN:

     Charles van Musscher, a businessman residing in Gruenwald, Germany
     --------------------

                  (hereinafter referred to as the "Consultant")

                                OF THE FIRST PART

AND

     T & G2, a company incorporated pursuant to the laws of the State of Nevada.
     ------

                    (hereinafter referred to as the "Client")

                               OF THE SECOND PART


WHEREAS the Consultant and Client are desirous that the Consultant provide certain services to the Client as set out herein.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                             I. CONSULTING SERVICES
                             ----------------------

The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The Consultant shall:

(a) Develop a marketing plan for the expansion of the Clients business to Europe;
(b) Introduce the business of the Client to Consultants contacts throughout Europe;
(c) Introduce Client to Consultant's German contacts for the purpose concluding a joint-venture relationship, licensee or distributor for carrying on business in Germany and assist in such negotiations;
(d) Identify companies and/or product lines that Client might acquire that would be complimentary to the Client's business and assist in such acquisitions.


                     II. TIME, MANNER AND PLACE PERFORMANCE
                     --------------------------------------

The Consultant provides services similar to those provided for herein to other clients that may include publicly traded companies. The Client agrees that the Consultant does not and shall not be required to devote its full time and efforts to the Client. The Consultant shall devote such time to the Client as is reasonable and necessary to provide the Consulting Services to the Client. Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may mutually be agreed upon.


                           III. TERM OF THE AGREEMENT
                           --------------------------

The Term of this Agreement shall be six (6) months, commencing on the date of this Agreement set forth above ending twelve months of such date (the "Term"), subject however, to prior termination as provided in Section IX of this Agreement.

                                IV. COMPENSATION
                                ----------------

In consideration of the Consulting Services to be provided to the Client by the Consultant, Client hereby agrees to compensate Consultant as follows:

$50,000 USD payable as follows:

     a. Client shall issue $12,000 USD or equivalent registered common shares of the Client, issued under S-8, upon the signing of this Agreement. The number of shares is to be determined by dividing $12,000 USD by the closing bid price for the Company's common as of April 30th 2003. (Example: stock value is $.06. Then, $12,000 USD divided by $.06 = 200,000 shares)

     b. Client shall issue an additional $38,000 USD or equivalent registered common shares under S-8 of the Client upon the signing of this Agreement. If stock than the number of shares of free trading stock shall have a guaranteed value of $38,000 USD. The number of shares is determined by dividing $38,000 USD by the average of the closing bid prices for the Company's common stock for the five (5) trading days immediately preceding the date of issuance of on or before May 9th, 2003. (Example: if stock value is $.06. Then, $38,000 USD divided by $.06 = 633,333 shares)

          (Please see delivery instructions on Appendix (B) attached hereto)


                          V. DISCLOSURE OF INFORMATION
                          ----------------------------

The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client's and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates ("Confidential Information"). The Consultant will not, during and after the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any Confidential Information to any person, except authorized representatives of the Consultant or its affiliates, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process. Any information which has been disclosed to the public by the Client or upon the authorization of the client shall not be considered Confidential Information.


                           VI. NATURE OF RELATIONSHIP
                           --------------------------

Nothing in this Agreement shall render any party a general partner of the other. Except as set forth in this Agreement neither party is nor shall be a general agent for the other and neither party is given authority to act on behalf of the other. The Consultant is retained by the Client in an independent capacity and except as set forth in this Agreement; Consultant shall not enter into any agreement or incur any obligation on behalf of the Client.


                            VII. CONFLICT OF INTEREST
                            -------------------------

This Agreement is non-exclusive. The Consultant shall be free to perform services for other companies and persons. Consultant will use its best efforts to avoid conflicts of interest. Client agrees that it shall not be a conflict of interest that Consultant devotes time and resources to companies and persons other than Client. In the event that Consultant believes a conflict of interest arises which may affect the performance of the Consulting Services for Client, Consultant shall promptly notify the Client of such conflict. Upon receiving such notice, the Client may terminate this Agreement pursuant to Section XI. Failure to terminate this Agreement within 30 days of notification of any conflict of interest shall constitute the Client's ongoing consent to the Consultant's continued activities, which would be in conflict with client.


            VIII. INDEMNIFICATION FOR SECURITIES LAWS VIOLATIONS AND
            --------------------------------------------------------
                             LIMITATION OF LIABILITY
                             -----------------------

a. The Client agrees to indemnify and hold harmless the Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant may become subject under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended or German legislation and regulations, because of actions of the Client or its agent(s), Client's material publicly available to the Consultant, or materials provided to Consultant by Client for use by Consultant in its performance under this Agreement.

b. The Consultant agrees to indemnify and hold the Client and each officer, director and controlling person of the Client against any loses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonability incurred in investigating or defending any action or claim in respect thereof) to which the Client of such officer, director or controlling person may become subject under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended or German legislation and regulations, solely because of actions of the Consultant or his agent (s).


                                 IX. TERMINATION
                                 ---------------

Notwithstanding Section III of this Agreement, this Agreement may be terminated:

     a. By the Client for any reason upon 30 days prior written notice to Consultant.

     b. By Consultant upon 30 days prior written notice to the Client in the event;

          (i) Client requests Consultant to perform acts or services in violation of any law, rule, regulation, policy or order of any federal or state regulatory agency,

          (ii) Client distributes to the public information containing material misrepresentations or omissions, or

          (iii) Client is engaging in conduct in violation of any law, including rules, regulations, orders and policies of any federal or state regulatory agency.


                                   X. NOTICES
                                   ----------

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered via FAX, to the FAX number set forth below, or if sent by registered or certified mail, return receipt requested, to the address set forth below.

          a.   If to Consultant:
               Robert-Koch-Strasse 16
               82031 Gruenwald, Germany
               Fax: ++49 89 64 91 58 05

          b.   If to Client:
               65 La Grande Ave.
               Berkeley Heights, NJ 07922
               Fax: (888) 329-7615

                               XI. APPLICABLE LAW
                               ------------------

This Agreement shall be interpreted and construed in accordance with and pursuant to the laws of the State of Florida.


                                XII. ARBITRATION
                                ----------------

Any dispute, difference or question which may arise at any time hereinafter between the Shareholders touching on the true construction of this Agreement and the respective rights and obligations of each party hereto to the other shall be referred to and settled by binding arbitration under the American Arbitration Association. No arbitration shall be commenced until the aggrieved party shall send to the other party a written notice describing the problem and stating a proposed solution ("Settlement Notice"). For Thirty (30) days after the sending of the Settlement Notice, the parties shall try to settle the dispute in good faith. During this Thirty (30) day settlement period, each party shall send to the other an additional written notice with further proposal for resolving the dispute and responding in detail to the last proposal of the other party. The contents of the Settlement Notice and of all discussions and writings during the Thirty (30) day settlement period shall be without prejudice and shall be privileged as settlement discussion and may not be used in any legal proceedings or arbitration. The place of arbitration shall be in the State of Florida. Judgement on the Arbitral award may be entered in any court in the State of Florida or in any court having jurisdiction. The parties hereby waive all defences as to personal jurisdiction, venue and sovereign immunity from attachment, exception and jurisdiction in any proceeding to confirm or enforce the award. The laws of the State of Florida shall govern all issues during the arbitration. The decision of the Arbitrator shall be final and finding on the parties.


                               XIII. SEVERABILITY
                               ------------------

The provisions contained herein are severable and in the event any of them shall be held invalid, the Agreement shall be interpreted as if such invalid provisions were not contained herein.


                              XIV. ENTIRE AGREEMENT
                              ---------------------

This entire Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations of the parties. This Agreement may not be modified, except in writing and signed by all parties hereto.


                                XV. COUNTERPARTS
                                ----------------

This Agreement may be executed in counterparts, each of which shall constitute and be deemed an original, but both of which taken together shall constitute to one and the same document.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement the day and year first above written.

          CONSULTANT


          -------------------------------------
          CHARLES VAN MUSSCHER, CONSULTANT


          CLIENT

          T & G2 Corporation, Inc.


          By:
             ----------------------------------
                  James M. Farinella
          Its:     President

                                  Appendix (B)
                                  ------------




     All Cash shall be by wire transfer to Consultant at:

               Coconut Grove Bank
               Miami, Florida
               ABA # 066004600
               For further credit to: Charles van Musscher
               Account # 01794325 06

     All shares shall be sent either physical delivery or DTC to:

               M.H Meyerson/Crown Financial
               525 Washington Blvd.
               34th Floor
               Jersey City, NJ 07310
               DTC # 0632 - Fiserv Securities
               FFC: Charles van Musscher
               ACCT # 55832495
               Phone: 212-898-6200
               Attn: Eric Weissblum

                                  ATTACHMENT A
                                  ------------


     It is hereby acknowledged that the compensation for the services identified in the foregoing Agreement will be in the form of T&G2, Inc. Class A Common Stock registered on From S-8. Accordingly, the Consultant represents that the services to be performed under the Agreement are eligible services as required by Form S-8, and that the stock, when issued, must be issued in the name of a "natural person" as defined by the applicable securities laws.

     The Consultant  represents that none of the compensation received hereunder
                                     ----
is for promoting or maintaining a market in the stock of T&G2, Inc. The Consultant, under the terms of this Agreement is not being retained to find
                                                    ---
investors; provide investor relations or shareholder communication services; promote T&G2, Inc.'s stock through newsletters; or as part of a capital raising scheme.

     Additionally, the Consultant represents that, with regard to the stock to be registered as compensation for the services rendered hereunder, (i) neither T&G2, Inc., or a promoter of its stock, will direct the resale in the public market of the stock received under this Agreement as compensation; and (ii) T&G2, Inc. will not receive any portion of the proceeds of the resale of the stock issued as compensation hereunder.

     The Consultant acknowledges that T&G2, Inc., and its counsel, will rely on these representations when filing the Form S-8 to register the shares that are received as compensation.




                                                  CONSULTANT



                                                  ------------------------------